Exhibit 1.1

Pricing Agreement

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

and

Barclays Capital Inc.
745 Seventh Avenue
New York, New York  10019

and

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York  10036

As Representatives of the several
Underwriters named in Schedule I hereto

November 17, 2016

Ladies and Gentlemen:

Abbott Laboratories, an Illinois corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 5, 2015 (the “Underwriting Agreement”), between the Company and the Representatives of the several Underwriters to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated

Securities pursuant to Section 10 of the Underwriting Agreement and the address of the Representatives referred to in such Section 10 are set forth at the end of Schedule II hereto. The Permitted Free Writing Prospectuses relating to the Designated Securities are attached hereto as Schedule III.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

On January 30, 2016, the Company entered into an Agreement and Plan of Merger (the “Alere Transaction Agreement”) to acquire Alere Inc., a Delaware corporation (“Alere”).

On April 27, 2016, the Company entered into an Agreement and Plan of Merger (the “St. Jude Transaction Agreement”) to acquire St. Jude Medical, Inc., a Minnesota corporation (“St. Jude”).

In addition to the representations and warranties set forth in Section 1 of the Underwriting Agreement, the Company further represents and warrants to, and agrees with each of the Underwriters that:

(a)           The Alere Transaction Agreement has been duly authorized, executed and delivered by the Company and, to the knowledge of the Company, has been executed and delivered by Alere, and constitutes a valid and legally binding instrument, enforceable against each party thereto in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  To the knowledge of the Company, the Registration Statement, the Pricing Disclosure Package and the Prospectus do not contain any untrue statement of a material fact relating to Alere or the Alere Transaction Agreement or omit to state a material fact relating to Alere or the Alere Transaction Agreement required to be stated therein or necessary to make the statements therein not misleading.  For purposes of this Pricing Agreement, the “knowledge of the Company” shall mean the actual knowledge of the principal executive officer, principal financial officer and principal accounting officer of the Company as of the date hereof;

(b)           The St. Jude Transaction Agreement has been duly authorized, executed and delivered by the Company and, to the knowledge of the Company, has been executed and delivered by St. Jude, and constitutes a valid and legally binding instrument, enforceable against each party thereto in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  To the knowledge of the Company, and except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, the representations and warranties of St. Jude in the St. Jude Transaction Agreement were true and correct as of the date of the St. Jude Transaction Agreement.  To the knowledge of the Company, the Registration Statement, the Pricing Disclosure Package and the Prospectus do not contain any untrue statement of a material fact relating to St. Jude or the St. Jude Transaction Agreement and the transactions contemplated thereby or omit to state a material fact relating to St. Jude or the St. Jude Transaction Agreement and the transactions contemplated thereby required to be stated therein or necessary to make the statements therein not misleading;

(c)           Except as noted therein, to the knowledge of the Company, (i) the consolidated financial statements and the related notes thereto of St. Jude, incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of St. Jude and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; (ii) such financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis; and (iii) the supporting schedules incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and

(d)           Ernst & Young LLP has audited and reported on certain financial statements of St. Jude and its subsidiaries and the effectiveness of St. Jude’s internal control over financial reporting; and, to the knowledge of the Company, Ernst & Young LLP is an independent registered public accounting firm with respect to St. Jude and its subsidiaries as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board.

The opinion to be delivered pursuant to Section 5(d) of the Underwriting Agreement shall be delivered by Wachtell, Lipton, Rosen & Katz, special counsel for the Company in a form agreed between Wachtell, Lipton, Rosen & Katz and the Representatives.

The letters to be delivered by the independent accountants of the Company pursuant to Section 5(e) of the Underwriting Agreement, to the effect set forth in Annex II to the Underwriting Agreement, shall also include the information set forth in Annex I hereto.

In addition to the conditions contained in the Underwriting Agreement, the obligations of the Underwriters shall be subject to the following condition:

On each of the date of this Pricing Agreement and at the Time of Delivery for the Designated Securities, the independent accountants of St. Jude who have certified the financial statements of St. Jude and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter dated the date of this Pricing Agreement and the Time of Delivery, respectively, as to such matters as the Representatives may reasonably request.

Agreement and Acknowledgment with Respect to the Exercise of Bail-in Powers:  In addition to the other agreements contained in the Underwriting Agreement, the Company agrees with each of the Underwriters that:

Notwithstanding and to the exclusion of any other term of this Pricing Agreement or any other agreements, arrangements or understanding between the Representatives and the Company, each of the parties to this Pricing Agreement acknowledges and accepts that a BRRD Liability arising under this Pricing Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)           the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Underwriter to any other party under this Pricing Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)            the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)           the conversion of all, or a portion of, the BRRD Liability into shares, other securities or other obligations of an Underwriter or another person, (and the issue to or conferral on such other party to this Pricing Agreement of such shares, securities or obligations);

(iii)          the cancellation of the BRRD Liability;

(iv)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)           the variation of the terms of this Pricing Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(c)           As used in this Pricing Agreement

(i)            “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

(ii)           “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

(iii)          “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

(iv)          “BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

(v)           “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com.

(vi)          “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours, Abbott Laboratories

By:	/s/ Karen M. Peterson
Name: Karen M. Peterson
Title: Vice President, Treasurer

Accepted as of the date hereof: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Douglas Muller

On behalf of each of the Underwriters

Accepted as of the date hereof: Barclays Capital Inc.

By:	/s/ Pamela Kendall

On behalf of each of the Underwriters

Accepted as of the date hereof: Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Principal Amount of Notes due 2019	Principal Amount of Notes due 2021	Principal Amount of Notes due 2023	Principal Amount of Notes due 2026	Principal Amount of Notes due 2036	Principal Amount of Notes due 2046
Merrill Lynch, Pierce, Fenner & Smith Incorporated	627,000,000	627,000,000	330,000,000	660,000,000	363,000,000	715,000,000
Barclays Capital Inc.	513,000,000	513,000,000	270,000,000	540,000,000	297,000,000	585,000,000
Morgan Stanley & Co. LLC	513,000,000	513,000,000	270,000,000	540,000,000	297,000,000	585,000,000
BNP Paribas Securities Corp.	156,750,000	156,750,000	82,500,000	165,000,000	90,750,000	178,750,000
MUFG Securities Americas Inc.	156,750,000	156,750,000	82,500,000	165,000,000	90,750,000	178,750,000
Citigroup Global Markets Inc.	156,750,000	156,750,000	82,500,000	165,000,000	90,750,000	178,750,000
Deutsche Bank Securities Inc.	156,750,000	156,750,000	82,500,000	165,000,000	90,750,000	178,750,000
SG Americas Securities, LLC	156,750,000	156,750,000	82,500,000	165,000,000	90,750,000	178,750,000
Santander Investment Securities Inc.	85,500,000	85,500,000	45,000,000	90,000,000	49,500,000	97,500,000
HSBC Securities (USA) Inc.	85,500,000	85,500,000	45,000,000	90,000,000	49,500,000	97,500,000
Standard Chartered Bank	85,500,000	85,500,000	45,000,000	90,000,000	49,500,000	97,500,000
Goldman Sachs & Co.	18,525,000	18,525,000	9,750,000	19,500,000	10,725,000	21,125,000
BBVA Securities Inc.	17,100,000	17,100,000	9,000,000	18,000,000	9,900,000	19,500,000
ING Financial Markets LLC	17,100,000	17,100,000	9,000,000	18,000,000	9,900,000	19,500,000
Mizuho Securities USA Inc.	17,100,000	17,100,000	9,000,000	18,000,000	9,900,000	19,500,000
RBC Capital Markets, LLC	17,100,000	17,100,000	9,000,000	18,000,000	9,900,000	19,500,000
U.S. Bancorp Investments, Inc.	17,100,000	17,100,000	9,000,000	18,000,000	9,900,000	19,500,000
The Williams Capital Group, L.P.	52,725,000	52,725,000	27,750,000	55,500,000	30,525,000	60,125,000

Total	$2,850,000,000	$2,850,000,000	$1,500,000,000	$3,000,000,000	$1,650,000,000	$3,250,000,000

SCHEDULE II-A

Title of Notes:	2.350% Notes due 2019 (the “2019 Notes”)

Aggregate principal amount:	$2,850,000,000

Pricing Effective Time:	8:30 p.m., New York City time, November 17, 2016

Price to Public:	99.902% of the principal amount of the 2019 Notes, plus accrued interest from November 22, 2016.

Purchase Price by Underwriters:	99.652% of the principal amount of the 2019 Notes, plus accrued interest from November 22, 2016.

Method of and specified funds for payment of purchase price:	By wire transfer to a bank account specified by the Company in immediately available funds

Indenture:	Indenture, dated as of March 10, 2015, between the Company and U.S. Bank National Association, as Trustee

Maturity:	November 22, 2019

Interest Rate:	2.350%

Interest Payment Dates:	Semiannually on May 22 and November 22, commencing May 22, 2017.

Redemption Provisions:	As set forth in the Prospectus Supplement under “Description of Notes”

Sinking Fund Provisions:	No sinking fund provisions

Defeasance provisions:	Sections 13.2 and 13.3 of the Indenture shall be applicable to the 2019 Notes

Time of Delivery:	November 22, 2016

Closing Location for Delivery of Securities:	The Depository Trust Company 55 Water Street New York, New York 10041

Names and addresses of Representatives:

Designated Representatives:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc.

Morgan Stanley & Co. LLC

Address for Notices, etc.:	c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036

SCHEDULE II-B

Title of Notes:	2.900% Notes due 2021 (the “2021 Notes”)

Aggregate principal amount:	$2,850,000,000

Pricing Effective Time:	8:30 p.m., New York City time, November 17, 2016

Price to Public:	99.823% of the principal amount of the 2021 Notes, plus accrued interest from November 22, 2016.

Purchase Price by Underwriters:	99.473% of the principal amount of the 2021 Notes, plus accrued interest from November 22, 2016.

Method of and specified funds for payment of purchase price:	By wire transfer to a bank account specified by the Company in immediately available funds

Indenture:	Indenture, dated as of March 10, 2015, between the Company and U.S. Bank National Association, as Trustee

Maturity:	November 30, 2021

Interest Rate:	2.900%

Interest Payment Dates:	Semiannually on May 30 and November 30, commencing May 30, 2017.

Redemption Provisions:	As set forth in the Prospectus Supplement under “Description of Notes”

Sinking Fund Provisions:	No sinking fund provisions

Defeasance provisions:	Sections 13.2 and 13.3 of the Indenture shall be applicable to the 2021 Notes

Time of Delivery:	November 22, 2016

Closing Location for Delivery of Securities:	The Depository Trust Company 55 Water Street New York, New York 10041

Names and addresses of Representatives:

Designated Representatives:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc.

Morgan Stanley & Co. LLC

Address for Notices, etc.:	c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036

SCHEDULE II-C

Title of Notes:	3.400% Notes due 2023 (the “2023 Notes”)

Aggregate principal amount:	$1,500,000,000

Pricing Effective Time:	8:30 p.m., New York City time, November 17, 2016

Price to Public:	99.529% of the principal amount of the 2023 Notes, plus accrued interest from November 22, 2016.

Purchase Price by Underwriters:	99.129% of the principal amount of the 2023 Notes, plus accrued interest from November 22, 2016.

Method of and specified funds for payment of purchase price:	By wire transfer to a bank account specified by the Company in immediately available funds

Indenture:	Indenture, dated as of March 10, 2015, between the Company and U.S. Bank National Association, as Trustee

Maturity:	November 30, 2023

Interest Rate:	3.400%

Interest Payment Dates:	Semiannually on May 30 and November 30, commencing November 22, 2016.

Redemption Provisions:	As set forth in the Prospectus Supplement under “Description of Notes”

Sinking Fund Provisions:	No sinking fund provisions

Defeasance provisions:	Sections 13.2 and 13.3 of the Indenture shall be applicable to the 2023 Notes

Time of Delivery:	November 22, 2016

Closing Location for Delivery of Securities:	The Depository Trust Company 55 Water Street New York, New York 10041

Names and addresses of Representatives:

Designated Representatives:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc.

Morgan Stanley & Co. LLC

Address for Notices, etc.:	c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036

SCHEDULE II-D

Title of Notes:	3.750% Notes due 2026 (the “2026 Notes”)

Aggregate principal amount:	$3,000,000,000

Pricing Effective Time:	8:30 p.m., New York City time, November 17, 2016

Price to Public:	99.256% of the principal amount of the 2026 Notes, plus accrued interest from November 22, 2016.

Purchase Price by Underwriters:	98.806% of the principal amount of the 2026 Notes, plus accrued interest from November 22, 2016.

Method of and specified funds for payment of purchase price:	By wire transfer to a bank account specified by the Company in immediately available funds

Indenture:	Indenture, dated as of March 10, 2015, between the Company and U.S. Bank National Association, as Trustee

Maturity:	November 30, 2026

Interest Rate:	3.750%

Interest Payment Dates:	Semiannually on May 30 and November 30, commencing May 30, 2017.

Redemption Provisions:	As set forth in the Prospectus Supplement under “Description of Notes”

Sinking Fund Provisions:	No sinking fund provisions

Defeasance provisions:	Sections 13.2 and 13.3 of the Indenture shall be applicable to the 2026 Notes

Time of Delivery:	November 22, 2016

Closing Location for Delivery of Securities:	The Depository Trust Company 55 Water Street New York, New York 10041

Names and addresses of Representatives:

Designated Representatives:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc.

Morgan Stanley & Co. LLC

Address for Notices, etc.:	c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036

SCHEDULE II-E

Title of Notes:	4.750% Notes due 2036 (the “2036 Notes”)

Aggregate principal amount:	$1,650,000,000

Pricing Effective Time:	8:30 p.m., New York City time, November 17, 2016

Price to Public:	99.360% of the principal amount of the 2036 Notes, plus accrued interest from November 22, 2016.

Purchase Price by Underwriters:	98.485% of the principal amount of the 2036 Notes, plus accrued interest from November 22, 2016.

Method of and specified funds for payment of purchase price:	By wire transfer to a bank account specified by the Company in immediately available funds

Indenture:	Indenture, dated as of March 10, 2015, between the Company and U.S. Bank National Association, as Trustee

Maturity:	November 30, 2036

Interest Rate:	4.750%

Interest Payment Dates:	Semiannually on May 30 and November 30, commencing May 30, 2017.

Redemption Provisions:	As set forth in the Prospectus Supplement under “Description of Notes”

Sinking Fund Provisions:	No sinking fund provisions

Defeasance provisions:	Sections 13.2 and 13.3 of the Indenture shall be applicable to the 2036 Notes

Time of Delivery:	November 22, 2016

Closing Location for Delivery of Securities:	The Depository Trust Company 55 Water Street New York, New York 10041

Names and addresses of Representatives:

Designated Representatives:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc.

Morgan Stanley & Co. LLC

Address for Notices, etc.:	c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036

SCHEDULE II-F

Title of Notes:	4.900% Notes due 2046 (the “2046 Notes”)

Aggregate principal amount:	$3,250,000,000

Pricing Effective Time:	8:30 p.m., New York City time, November 17, 2016

Price to Public:	99.221% of the principal amount of the 2046 Notes, plus accrued interest from November 22, 2016.

Purchase Price by Underwriters:	98.346% of the principal amount of the 2046 Notes, plus accrued interest from November 22, 2016.

Method of and specified funds for payment of purchase price:	By wire transfer to a bank account specified by the Company in immediately available funds

Indenture:	Indenture, dated as of March 10, 2015, between the Company and U.S. Bank National Association, as Trustee

Maturity:	November 30, 2046

Interest Rate:	4.900%

Interest Payment Dates:	Semiannually on May 30 and November 30, commencing May 30, 2017.

Redemption Provisions:	As set forth in the Prospectus Supplement under “Description of Notes”

Sinking Fund Provisions:	No sinking fund provisions

Defeasance provisions:	Sections 13.2 and 13.3 of the Indenture shall be applicable to the 2046 Notes

Time of Delivery:	November 22, 2016

Closing Location for Delivery of Securities:	The Depository Trust Company 55 Water Street New York, New York 10041

Names and addresses of Representatives:

Designated Representatives:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc.

Morgan Stanley & Co. LLC

Address for Notices, etc.:	c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036

SCHEDULE III

1.                                      Each term sheet set forth in the form of Schedule IV hereto.

SCHEDULE IV-A

FINAL TERM SHEET

2.350% Notes due 2019

Issuer:	Abbott Laboratories

Principal Amount:	$2,850,000,000

Coupon:	2.350%

Maturity:	November 22, 2019

Price to Public:	99.902% plus accrued interest, if any, from November 22, 2016

Yield to maturity:	2.384%

Benchmark Treasury:	1.000% due November 15, 2019

Spread to Benchmark Treasury:	+105 bps

Treasury Price and Yield:	99-00 ¾ / 1.334%

Coupon Dates:	Semiannually on May 22 and November 22

First Coupon:	May 22, 2017

Settlement Date:	November 22, 2016

Optional Redemption Provisions:

Abbott may redeem the notes, at any time at its option, in whole or from time to time in part, at a redemption price equal to the sum of: the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Yield plus 20 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date on the principal amount of the notes being redeemed.

Special Mandatory Redemption Provisions:	As described in the Preliminary Prospectus Supplement dated November 17, 2016.

CUSIP:	002824 BC3

Joint Bookrunning Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc. Morgan Stanley & Co. LLC SG Americas Securities, LLC

Co-Managers:	BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
MUFG Securities Americas Inc.
Santander Investment Securities Inc.
HSBC Securities (USA) Inc.
Standard Chartered Bank
Goldman, Sachs & Co.
BBVA Securities Inc.
ING Financial Markets LLC
Mizuho Securities USA Inc.
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 1-800-294-1322, Barclays Capital Inc. at (888) 603-5847, or Morgan Stanley & Co. LLC, toll-free at (866) 718-1649.

SCHEDULE IV-B

FINAL TERM SHEET

2.900% Notes due 2021

Issuer:	Abbott Laboratories

Principal Amount:	$2,850,000,000

Coupon:	2.900%

Maturity:	November 30, 2021

Price to Public:	99.823% plus accrued interest, if any, from November 22, 2016

Yield to maturity:	2.938%

Benchmark Treasury:	1.250% due October 31, 2021

Spread to Benchmark Treasury:	+120 bps

Treasury Price and Yield:	97-22 ¼ / 1.738%

Coupon Dates:	Semiannually on May 30 and November 30

First Coupon:	May 30, 2017

Settlement Date:	November 22, 2016

Optional Redemption Provisions:

Abbott may redeem the notes, at any time at its option, in whole or from time to time in part, at a redemption price equal to the sum of: the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Yield plus 20 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date on the principal amount of the notes being redeemed.

Notwithstanding the foregoing, if the notes are redeemed on or after October 30, 2021, the redemption price will be 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date on the principal amount of the notes being redeemed.

CUSIP:	002824 BD1

Joint Bookrunning Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Morgan Stanley & Co. LLC Citigroup Global Markets Inc.

Co-Managers:	BNP Paribas Securities Corp.
Deutsche Bank Securities Inc.
SG Americas Securities, LLC
MUFG Securities Americas Inc.
Santander Investment Securities Inc.
HSBC Securities (USA) Inc.
Standard Chartered Bank
Goldman, Sachs & Co.
BBVA Securities Inc.
ING Financial Markets LLC
Mizuho Securities USA Inc.
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 1-800-294-1322, Barclays Capital Inc. at (888) 603-5847, or Morgan Stanley & Co. LLC, toll-free at (866) 718-1649.

SCHEDULE IV-C

FINAL TERM SHEET

3.400% Notes due 2023

Issuer:	Abbott Laboratories

Principal Amount:	$1,500,000,000

Coupon:	3.400%

Maturity:	November 30, 2023

Price to Public:	99.529% plus accrued interest, if any, from November 22, 2016

Yield to maturity:	3.476%

Benchmark Treasury:	1.625% due October 31, 2023

Spread to Benchmark Treasury:	+140 bps

Treasury Price and Yield:	97-03 / 2.076%

Coupon Dates:	Semiannually on May 30 and November 30

First Coupon:	May 30, 2017

Settlement Date:	November 22, 2016

Optional Redemption Provisions:

Abbott may redeem the notes, at any time at its option, in whole or from time to time in part, at a redemption price equal to the sum of: the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Yield plus 25 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date on the principal amount of the notes being redeemed.

Notwithstanding the foregoing, if the notes are redeemed on or after September 30, 2023, the redemption price will be 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date on the principal amount of the notes being redeemed.

Special Mandatory	As described in the Preliminary Prospectus Supplement dated

Redemption Provisions:	November 17, 2016.

CUSIP:	002824 BE9

Joint Bookrunning Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Morgan Stanley & Co. LLC Deutsche Bank Securities Inc.

Co-Managers:	BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
SG Americas Securities, LLC
MUFG Securities Americas Inc.
Santander Investment Securities Inc.
HSBC Securities (USA) Inc.
Standard Chartered Bank
Goldman, Sachs & Co.
BBVA Securities Inc.
ING Financial Markets LLC
Mizuho Securities USA Inc.
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 1-800-294-1322, Barclays Capital Inc. at (888) 603-5847, or Morgan Stanley & Co. LLC, toll-free at (866) 718-1649.

SCHEDULE IV-D

FINAL TERM SHEET

3.750% Notes due 2026

Issuer:	Abbott Laboratories

Principal Amount:	$3,000,000,000

Coupon:	3.750%

Maturity:	November 30, 2026

Price to Public:	99.256% plus accrued interest, if any, from November 22, 2016

Yield to maturity:	3.840%

Benchmark Treasury:	2.000% due November 15, 2026

Spread to Benchmark Treasury:	+155 bps

Treasury Price and Yield:	97-13+ / 2.290%

Coupon Dates:	Semiannually on May 30 and November 30

First Coupon:	May 30, 2017

Settlement Date:	November 22, 2016

Optional Redemption Provisions:

Abbott may redeem the notes, at any time at its option, in whole or from time to time in part, at a redemption price equal to the sum of: the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Yield plus 25 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date on the principal amount of the notes being redeemed.

Notwithstanding the foregoing, if the notes are redeemed on or after August 30, 2026, the redemption price will be 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date on the principal amount of the notes being redeemed.

Special Mandatory	As described in the Preliminary Prospectus Supplement dated

Redemption Provisions:	November 17, 2016.

CUSIP:	002824 BF6

Joint Bookrunning Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Morgan Stanley & Co. LLC Deutsche Bank Securities Inc.

Co-Managers:	BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
SG Americas Securities, LLC
MUFG Securities Americas Inc.
Santander Investment Securities Inc.
HSBC Securities (USA) Inc.
Standard Chartered Bank
Goldman, Sachs & Co.
BBVA Securities Inc.
ING Financial Markets LLC
Mizuho Securities USA Inc.
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 1-800-294-1322, Barclays Capital Inc. at (888) 603-5847, or Morgan Stanley & Co. LLC, toll-free at (866) 718-1649.

SCHEDULE IV-E

FINAL TERM SHEET

4.750% Notes due 2036

Issuer:	Abbott Laboratories

Principal Amount:	$1,650,000,000

Coupon:	4.750%

Maturity:	November 30, 2036

Price to Public:	99.360% plus accrued interest, if any, from November 22, 2016

Yield to maturity:	4.800%

Benchmark Treasury:	2.250% due August 15, 2046

Spread to Benchmark Treasury:	+175 bps

Treasury Price and Yield:	84-14 / 3.050%

Coupon Dates:	Semiannually on May 30 and November 30

First Coupon:	May 30, 2017

Settlement Date:	November 22, 2016

Optional Redemption Provisions:

Abbott may redeem the notes, at any time at its option, in whole or from time to time in part, at a redemption price equal to the sum of: the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Yield plus 30 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date on the principal amount of the notes being redeemed.

Notwithstanding the foregoing, if the notes are redeemed on or after May 30, 2036, the redemption price will be 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date on the principal amount of the notes being redeemed.

Special Mandatory	As described in the Preliminary Prospectus Supplement dated

Redemption Provisions:	November 17, 2016.

CUSIP:	002824 BG4

Joint Bookrunning Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Morgan Stanley & Co. LLC MUFG Securities Americas Inc.

Co-Managers:	BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
SG Americas Securities, LLC
Santander Investment Securities Inc.
HSBC Securities (USA) Inc.
Standard Chartered Bank
Goldman, Sachs & Co.
BBVA Securities Inc.
ING Financial Markets LLC
Mizuho Securities USA Inc.
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 1-800-294-1322, Barclays Capital Inc. at (888) 603-5847, or Morgan Stanley & Co. LLC, toll-free at (866) 718-1649.

SCHEDULE IV-F

FINAL TERM SHEET

4.900% Notes due 2046

Issuer:	Abbott Laboratories

Principal Amount:	$3,250,000,000

Coupon:	4.900%

Maturity:	November 30, 2046

Price to Public:	99.221% plus accrued interest, if any, from November 22, 2016

Yield to maturity:	4.950%

Benchmark Treasury:	2.250% due August 15, 2046

Spread to Benchmark Treasury:	+190 bps

Treasury Price and Yield:	84-14 / 3.050%

Coupon Dates:	Semiannually on May 30 and November 30

First Coupon:	May 30, 2017

Settlement Date:	November 22, 2016

Optional Redemption Provisions:

Abbott may redeem the notes, at any time at its option, in whole or from time to time in part, at a redemption price equal to the sum of: the greater of (1) 100% of the principal amount of the notes being redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Yield plus 30 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date on the principal amount of the notes being redeemed.

Notwithstanding the foregoing, if the notes are redeemed on or after May 30, 2046, the redemption price will be 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date on the principal amount of the notes being redeemed.

Special Mandatory	As described in the Preliminary Prospectus Supplement dated

Redemption Provisions:	November 17, 2016.

CUSIP:	002824 BH2

Joint Bookrunning Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Morgan Stanley & Co. LLC BNP Paribas Securities Corp.

Co-Managers:	Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
SG Americas Securities, LLC
MUFG Securities Americas Inc.
Santander Investment Securities Inc.
HSBC Securities (USA) Inc.
Standard Chartered Bank
Goldman, Sachs & Co.
BBVA Securities Inc.
ING Financial Markets LLC
Mizuho Securities USA Inc.
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 1-800-294-1322, Barclays Capital Inc. at (888) 603-5847, or Morgan Stanley & Co. LLC, toll-free at (866) 718-1649.

ANNEX I

(viii)                        At the Representatives’ request, they have—

(A)                               Read the unaudited pro forma condensed consolidated balance sheet as of September 30, 2016, and the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2015, and the three month period ended September 30, 2016, included or incorporated by reference in the Prospectus.

(B)                               Inquired of certain officials of the Company and of St. Jude Medical, Inc. who have responsibility for financial and accounting matters about—

(1)                                 The basis for their determination of the pro forma adjustments, and

(2)                                 Whether the unaudited pro forma condensed consolidated financial statements referred to in (viii)(A) comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X.

(C)                               Proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements.

(ix)                              Nothing came to their attention as a result of the procedures specified in paragraph (viii), however, that caused them to believe that the unaudited pro forma condensed consolidated financial statements referred to in (viii)(A) included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.